ADMINISTRATIVE                                                   FLYCAST
------------------------------------------------------------------------

                            FLYCAST(TM) COMMUNICATIONS
                                   CORPORATION

                       WEB ADVERTISING SERVICES AGREEMENT
                                   For Sellers


                                                                    V2.0-Sellers


Company  Name  ("Seller")       Nettaxi  Online  Communities
------------------------------  ------------------------------
Primary  Site(s)  URL(s)        www.nettaxi.com
------------------------------  ------------------------------
Contact  Person(s)  Name        Robert  or  Dean  Rositano
------------------------------  ------------------------------
Phone                           408-879-9880
------------------------------  ------------------------------
Email                           CS@nettaxi.com    dean@nettaxi
------------------------------  ------------------------------
Flycast  Sales  Representative  Shan  Franklin
------------------------------  ------------------------------
Flycast  Customer  Support
Representative
------------------------------  ------------------------------


This agreement, dated June 3, 1998, describes the entire terms and conditions for the sale of web advertising impressions on the Flycast Open Network(TM) between Flycast Communications Corporation ("Flycast") and Nettaxi Online Communities (the "Seller").

Section  1.0  Definitions

1.1.     AdAgent(TM).
The  client  software  provided  by  Flycast  for  the  purpose  of  purchasing
Impressions  on  the  Flycast  Open  Network.

1.2.     Ad  Spaces.
The web page section(s) on Seller's web site registered with Flycast that generate Impressions.

1.3.     Buyers.
Customers  who  buy  Impressions  on  the  Flycast  Open  Network.

1.4.     Buyer  Terms  and  Conditions.
The Terms and conditions that apply to purchases of Impressions on the Flycast Open Network. Copies are available from Flycast.

1.5.     Default  Advertisements.
Advertisements promoting Seller's web site (or Seller's goods or services) that are displayed in the event there is no qualified Buyer for Impressions on Seller's Ad Spaces.

1.6.     Flycast.
Flycast  Communications  Corporation,  a  California  corporation.

1.7.     Flycast  Ad  Management  System.
The tools and services provided by Flycast to manage web advertising campaigns, including AdAgent, Ad Reporter, Site Registry, and Site Reporter.

1.8.     Flycast  Blind  Buy  Sale.
A transaction on the Flycast Open Network in which the Impression is sold as part of a pool of Impressions from multiple sites, and the Buyer is unable to specify web sites or Ad Spaces.

1.9.     Flycast  Open  Network.
The  network  of  web  sites  on  which  Buyers  can  purchase  Impressions.

1.10.  Flycast  Spot  Sale.
A transaction on the Flycast Open Network where the Impression is sold pursuant to a real-time bidding process to the highest bidder that bids above the Seller's minimum bid price.

1.11.  Flycast  Upfront  Sale.
A transaction on the Flycast Open Network where a fixed number of Impressions are sold to a specific Buyer (including Flycast) for a fixed, predetermined price. A Flycast Upfront Sale cannot be canceled by the Seller or by the Buyer.

1.12.  Impressions.
Web advertising impressions sold or made available for sale over the Flycast Open Network.

1.13.  Sellers.
Web  sites  that  register  Ad  Spaces  for  sale  on  the Flycast Open Network.

1.14.  Seller  Status  Information.
The Seller's Impression sale parameters with respect to each Ad space, including the number of Impressions available to be sold on the Flycast Open Network, the minimum price for the sale of the Impressions, etc.

1.15.  Site  Registry.
The HTML form(s) on Flycast's web site used by Sellers to register their Ad Spaces with the Flycast Open Network, and to set and adjust Seller Status Information.

Section  2.0.  Selling  Impressions

Section  2.1.  General
Seller agrees to make Impressions available for sale on the Flycast Open Network in the amount, price and Ad Space locations reflected in the Site Registry. Seller agrees that by participating in the Flycast Open Network, it has made an offer to sell Impressions at or above the minimum designated price. Flycast does not represent or warrant that Seller will sell any Impressions through the Flycast Open Network. Seller agrees that any Impressions otherwise unsold on the Flycast Open Network will be offered for sale as part of a Flycast Blind Buy Sale.

Section  2.2.  Site  Registration  and  Information
Seller agrees to complete the Site Registry information accurately and completely, including setting "rate card,* minimum bid,* and Bind Buy" prices for all of the Ad Spaces available for sale. Seller further agrees to update Seller Status Information on a monthly basis.

Section  2.3.  Fulfillment
Seller understands that Buyers use information about available Impressions on Seller's site to plan their web media buys. Accordingly, Seller agrees to provide all the Impressions reflected in the Site Registry for sale over the Flycast Open Network. In addition, Seller agrees that if it sells Impressions pursuant to a Flycast Upfront Sale, it will deliver all of the Impressions with respect to such sale, and that it will provide "make-good" impressions as soon as practicable in the event of an underdelivery.

Section  2.4.  Payment  to  Seller
Flycast will pay Seller the following amount for Impressions made available for sale through the Flycast Open Network:

     60% of revenues generated from the sale of Impressions on the Seller's Ad Spaces.

Section  2.5.  Payment  Terms
Flycast will remit a monthly payment to seller sixty (60) days after the end of the month in which Impressions are sold through the Flycast Open Network. For example, Seller will be paid by March 30 for ads placed during the preceding month of January. A Flycast payment report summarizing the Seller's activity will accompany payment for the month. Flycast will accrue and hold monthly payments due to Seller until the aggregate amount due exceeds $200 (or such lesser amount due Seller in the event Seller terminates its relationship with Flycast). If Seller is also a buyer, Flycast has the option to offset a payment by the amount of any balance due Flycast from Seller's purchases of Impressions on the Flycast Open Network.

Section  2.6.  Discrepancies
Seller has thirty (30) days from the receipt of payment to report any discrepancy or to question the payment. Flycast and Seller will use their best efforts to resolve any discrepancy or question quickly and fairly. In case of a discrepancy between any report generated by Flycast's SiteReporter and Flycast's final billing information, the filling information will control.

Section  2.7.  Ad  Blocking
Flycast provides Seller an automated procedure for blocking selected advertisers or advertisements from appearing on their Ad Spaces. Seller is responsible for utilizing Flycast's ad blocking system in accordance with the procedures set forth on Flycast's Web site. Seller acknowledges that Flycast's ad blocking system provides adequate protection against the appearance of unwanted or inappropriate advertisements or advertisers on Seller's Ad Spaces. SELLER AGREES THAT NEITHER FLYCAST OR ANY BUYER SHALL BE LIABLE FOR THE CONTENT OF ANY ADVERTISEMENTS DELIVERED BY FLYCAST ON SELLER'S AD SPACES.

Section  2.8.  Impression  Pricing
Seller agrees to cooperate with Flycast in pricing Impressions to enable Flycast to offer Impressions on several sites with content similar to Seller at a single price or consistent range of prices.

Section  2.9.  Minimum  Impressions;  Term
Seller agrees to make a minimum of 100,000 Impressions available for sale per month on the Flycast Open Network for at least three (3) months from the date hereof. This Agreement will automatically renew at the end of the initial term and will remain in effect unless terminated by either party with 30 day's notice. Either party may, at its sole option, terminate this Agreement in its entirety in the event that (i) the other party breaches any of its material obligations, representations or warranties under this Agreement and fails to cure such breach within thirty (30) days of receiving notice thereof, (ii) the other party is acquired by a third party that would reasonably be determined to be involved in substantial business activities that are directly competitive with the business of the terminating party, or (iii) the other party institutes insolvency, receivership or bankruptcy proceeding or any other proceedings for the settlement of debt, which are not dismissed or resolved in such other party's favor within sixty (60) days thereafter.

Section  2.10.  Reporting
Seller is entitled to use Site Reporter, Flycast's online reporting application. Flycast may limit Seller's use of Site Reporter pursuant to a reasonable policy applied objectively to sites participating in the Flycast Open Network.

Section  2.11.  Promotional  Impressions
Seller agrees to provide three percent (3%) of its unsold Impressions (across all of the sites sold through the Flycast Open Network) with respect to the Ad Spaces covered by this contract available to Flycast fee of charge for use in promoting the Seller and the Flycast Open Network. In addition, Seller agrees to provide Flycast with reasonable amounts of additional promotion inventory from time to time in connection with specific programs or promotions.

Section  2.12.  Deleted

Section  2.13.  Rights  Upon  Termination
On termination of this Agreement, all of Seller's rights under the AdAgent License Agreement (attached hereto as Exhibit A). If this Agreement is terminated for any reason, neither party will be liable to the other because of such termination for damages for the loss of prospective profits, anticipated sales, good will, or for expenditures, investments or commitments made in connection with this Agreement. The termination of this Agreement shall not relieve either party from its liability to pay any fees that have accrued to the other party prior to the date of termination. The parties' rights and obligations under Section 4.2-4 shall survive expiration or termination of this Agreement.

Section  3.0.  Advertising  Management  Services

Section  3.1.  Default  Advertising
Subject to the terms and conditions of the AdAgent License Agreement (attached hereto as Exhibit A). Seller can use Flycast's Ad Management System to manage Default Advertising. Seller is bound by the AdAgent License Agreement (attached hereto as Exhibit A). Seller rights under this Section 3.1 are limited to ten percent (10%) of Seller's inventory made available for sale through the Flycast Open network, or 20,000 impressions per month, whichever is less.

Section  3.2.  Outsourced  Ad  Management
Seller can use Flycast's Ad Management System to manage web advertising campaigns originated by Seller on behalf of third-party advertisers appearing on the Ad Spaces covered by this contract in accordance with the following terms (which terms override Section 2.4):
- Section 3.2.1. Commission. Flycast is entitled to a commission equal to $2.00 per thousand Impressions delivered by Seller utilizing the Flycast Ad Management System to manage ad campaigns on the Ad Locations covered by this contract.
- Section 3.2.2. Billing and Collection. Flycast will invoice Seller for the commission described in Section 3.2.1, and retains the right to offset any payment due Seller by the amount of the commission. Seller bears sole responsibility for billing and collecting payment from advertisers for advertisements delivered pursuant to this Section 3.2.2.

Section  3.3.  Purchasing  Impressions
Subject to the terms and conditions of the AdAgent License Agreement (attached hereto as Exhibit A). Seller can use the Flycast Ad Management System to purchase Impression on the Flycast Open Network. Seller will be subject to the Buyer Terms and Conditions with respect to the purchase of Impressions.

Section  4.0.  Standard  Terms  and  Conditions

Section  4.1.  Programming
Seller will effect all necessary HTML changes with respect to the Ad Spaces as described in Flycast Site Registry so as to enable Flycast to deliver Impressions to Buyers in accordance with this Agreement.

Section  4.2.  Quality  Assurance
Seller will maintain its web site and Ad Spaces in accordance with the highest industry standards. Seller acknowledges that Flycast has no responsibility to review the content of its web site(s) or Ad Spaces. Without limiting the foregoing, Seller represents and warrants that:

- Section 4.2.1. Content Restrictions. Seller's web site(s) and Ad Spaces shall not contain, or contain links to, content promoting the use of alcohol, tobacco or illegal substances; nudity, sex, pornography, or adult-oriented content; expletive or inappropriate language; content promoting illegal activity, racism, hate, "spam," mail fraud, pyramid schemes, or investment opportunities or advice not permitted under law; content that is libelous, defamatory, contrary to public policy, or otherwise unlawful, or any other content deemed inappropriate by Flycast in its sole discretion.
- Section 4.2.2. Ad Space Location; Limitation. Seller agrees to place Flycast Ad Spaces in a conspicuous location on pages on its web site(s), either at the top of the web page, or on the top one-third of an expanded view of the page on a 640x480 monitor. In addition, Seller agrees that it shall not display more than one advertisement (whether or not provided by Flycast) on any single page on which a Flycast Ad Space appears.
- Section 4.2.3. Valid Impressions. Seller shall not to run "robots" or "spiders" against its web site(s) or use any means to artificially increase the Impressions available with respect to any Ad Spaces.
- Section 4.2.4. Refresh rates. Seller may utilize "meca refresh banner rotations" only for pages that have chat, video broadcast, audio broadcast, or active gaming content. The refresh rates for these rotations must exceed five
(5)  minutes.
- Section 4.2.5. Cooperation. Seller will cooperate with any reasonable Flycast efforts or initiatives relating to auditing sites on the Flycast Open Network, obtaining enhanced demographic information about visitors to Seller's site(s), etc.

Seller understands and agrees that a violation of this Section 4.2 may result in the suspension or termination of active advertising campaigns running on Seller's Ad Spaces, removal of Seller's web site(s) from the Flycast Open
Network,  or  any  other  action  deemed necessary in Flycast's sole discretion.

Section  4.3.  Proprietary  Rights
Seller agrees that it shall not have, nor will it claim, any right, title or interest in any advertising content delivered by Flycast (other than Seller's own advertising content). Seller understands that, other than the licenses granted in the AdAgent License Agreement attached hereto, Flycast grants Seller no license to Flycast advertising content, the name "Flycast" or any derivative thereof, or any other trademarks, logos, copyrights, patents, trade secrets, or other intellectual property rights which are owned or controlled by Flycast and made available to Seller in any manner.

Section  4.4.  Public  Relations
Flycast retains the right to refer to Seller as a customer in its web site, press releases and marketing collateral.

Section  4.5.  Representation  and  Warranties
Each party represents and warrants to the other party that such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and the execution of this Agreement and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; and when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms. Such party acknowledges that the other party makes no representations, warranties or agreements (written or oral) related to the subject matter except as expressly provided for in this Agreement.

Section  4.6.  Limitation  of  Liability
The parties agree that: (i) Flycast exercises no control and has no responsibility whatsoever over the content or quality of any advertising materials or any AdSpaces, (ii) use of Flycast's services is at Seller's own risk, and (iii) this is not a contract for the sale of goods and, therefore, is not subject to the Uniform commercial Code. EXCEPT AS EXPRESSLY PROVIDED
HEREIN, THE SERVICES ARE PROVIDED "AS IS" AND "AS AVAILABLE" AND FLYCAST DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, FOR THE ADVERTISING SERVICES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLED WARRANTIES ARRISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. Flycast shall not be liable for any advertisers whose content appear on the Flycast Open Network, nor the contents of any advertisement, nor shall Flycast be liable for any loss, cost, damage, or expense (including attorney's fees) incurred by Seller or any advertiser in connection with an advertiser's or Seller's participation in the Flycast Open Network. Flycast makes no guarantees with respect to the services rendered under this Agreement, and neither Flycast nor any of its officers, directors, agents, Flycast Open Network members or sponsors shall have any liability as a result of Flycast's performance of this Agreement, including, without limitation, Internet disruption, interrupted service, errors or delays in providing the service, levels of use or impressions, loss of data, failure to provide requested subject categories, failure to meet Seller or advertiser's requirements, or other injury, damage or disruption to advertiser or advertiser's web site. Without limiting the foregoing, Flycast's entire liability under, for breach of, arising under, or related to this Agreement or the services to be provided hereunder (whether in tort, contract or any other theory), and Seller's solo remedy is for Flycast, if possible, to provide the services agreed hereunder or refund any amounts prepaid by Seller related to the services giving rise to such liability, provided such refund shall not exceed the aggregate charges for services rendered for the prior six months under this Agreement that gave rise to such liability. In no event shall Flycast be liable for indirect, exemplary, special, incidental or consequential damages, or costs, including but not limited to, any lost profits or revenues, loss of use or goodwill, or any third party claims, even if such party has been advised of the possibility of such damages.

Section  4.7.  Nondisclosure  and  Proprietary  Information
Seller shall not disclose any of the terms and conditions of the Agreement to any third party without the express written consent of Flycast. Neither party shall disclose to any third party the Confidential Information of the other party and shall not use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving party. "Confidential Information means any information of a party disclosed to the other party, which is identified as, or should be reasonably understood to be, confidential to the disclosing party, including, but not limited to the results of Seller's sale of Impressions on the Flycast Open Network, know-how, trade secrets, technical processes and formulas, software, customer lists, unpublished financial information, business plans, projections, and marketing data. "Confidential Information" shall not include information that (i) is known to the receiving party at the time it receives Confidential Information; (ii) has become publicly known through no wrongful act of the receiving party; (iii) has been rightfully received by the receiving party from a third party authorized to make such communication without restriction; (iv) has been approved for release by written authorization of the disclosing party; or (v) is required by law to be disclosed.

Section  4.8.  Indemnification
Seller, at its own expense, shall indemnify, defend and hold Flycast and its officers, directors, employees, agents, distributors and licensees harmless from and against any judgment, losses, deficiencies, damages, liabilities, costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with or arising from any claim, suit, action or proceeding (collectively, a "Claim") to the extend the basis of such Claim relates to a breach by Seller under this Agreement or in connection with claims arising out of publication of any content or information published by Seller hereunder (including, without limitation, any claim of trademark or copyright infringement, libel, defamation or breach of confidentiality) or any product or service related to such content or information or any breach of a third party contract.

Section  4.9.  Miscellaneous

a. Independent Contractors. The parties to this Agreement are independent contractors. Neither party is an agent or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

b. Entire Agreement. This Agreement and the AdAgent License Agreement attached hereto as Exhibit A sets forth the entire Agreement between the parties and supersedes prior proposals, agreements, and representations between the parties, whether written or oral, regarding the subject matter contained herein. This Agreement may be changed only my mutual agreement of the parties in writing. This Agreement may be changed only by mutual agreement of the parties in writing. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document.

c. Assignment. Seller may not assign or otherwise transfer, whether voluntarily or by operator of law, any rights or obligations under this Agreement without the prior written consent of Flycast.

d. Governing Law/Notice. This Agreement shall be construed and interpreted according to the laws of the State of California without reference to conflicts of law provisions. The parties hereby consent to the exclusive jurisdiction of the courts of San Francisco County, California. All written notices between the parties shall be deemed to have been given if personally delivered, sent by courier or certified, registered or express mail, transmitted by electronic mail via the Internet (with copy sent by registered or certified airmail) to the address set forth above (or as otherwise directed in writing). Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail or by courier; or (b) three (3) days after the date of posting if transmitted by mail.

e. Waiver/Severability. The waiver by either party of a breach or right under this Agreement will not constitute a waiver or any other or subsequent breach or right. If any provision of the Agreement is found to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be covered from the remainder of this Agreement, which will remain in full force and effect.

f. Force Majeure. Flycast shall not be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure of its performance under this Agreement arises by reason of any Act of God, or any government or any governmental body, acts of war, the elements, strikes or labor disputes, or other cause beyond the control of Flycast.



Flycast Communications Corporation
__________________________________



By:_______________________________

Title:____________________________
Flycast Communications Corporation


Seller

__________________________________


By:_______________________________

Title:____________________________

(Company  Name):__________________

Exhibit  A

AdAgent  License  Agreement

ONCE YOU DOWNLOAD FLYCASTS SOFTWARE, YOU AND THE COMPANY OR ENTITY THAT YOU REPRESENT ("YOU") WILL BE BOUND BY THE FOLLOWING LICENSE AGREEMENT ("AGREEMENT").

1. GRANT. Subject to the terms of this Agreement, Flycast Communications Corporation ("Flycast") hereby grants You a limited, personal nontransferable, nonsublicensable, royalty-free, nonexclusive license to use the AdAgent software product that You are about to download in object code form, along with the documentation that accompanies it ("Software") for managing, displaying, and placing advertising on the world wide Web. The Software consists of various components, which are identified by appropriate filenames in the download. You may copy, distribute, install, and use AdAgent for internal use only. You may only install and use one copy of the AdAgent and other components of the Software. You may also copy the Software for archival purposes, provided any copy must contain all of the original Software's proprietary notices.

2. RESTRICTIONS. You may not, directly or indirectly: modify, translate, reverse, engineer, decompile, disassemble (except to the extend applicable laws specifically prohibit such restriction), create derivative works based on, or otherwise attempt to discover the source code or underlying ideas or algorithms of the Software; or copy and distribute (except for the purposes set forth above) rent, lease, or otherwise transfer rights to the Software; use the Software for timesharing or service bureau purposes, or for performing comparisons or other "benchmarking" activities, either alone or in connection with any other software (and you will not publish the results of such activities); or remove any proprietary notices or labels on the Software. As between the parties, title, ownership rights, and intellectual property rights in and to the Software, and any copies or portions thereof, shall remain in Flycast and its suppliers or licensors. The Software is protected by the copyright laws of the United States and international copyright treaties.

3. SUPPORT AND UPGRADES. This Agreement does not obligate Flycast to provide any support or upgrades, patches, enhancements, and fixes (collectively "Upgrades") for the Software. Notwithstanding the foregoing, any Upgrades that You may receive become part of the Software and the terms of this Agreement apply to them.

4. CONTENT. Title, ownership rights, and intellectual property rights in and to any advertisements, information, text, pictures, images, characters, sounds, personalities, code (source and object), data, and other materials ("Content") provided by third parties, or accessed through, managed with, processed with, or otherwise used in connection with the Software is the property of the applicable owner and may be protected by applicable copyright or other law. This agreement give You no rights, title, or interest to Content (including without limitation Content that You post or create suing the Software). Flycast exercises no screening, editorial, or other control over Content, and Content may include material that could be deemed distasteful, misleading, inaccurate, offensive, pornographic or otherwise objectionable. You hereby agree to indemnify and hold harmless Flycast from any and all damages, liability, costs, and expenses (including attorney's fees) arising from claims related to your use of the Content, including, without limitation, infringement, misappropriation, privacy, security, right of publicity, false advertising, fraud, consumer protection, and claims that Content is obscene, pornographic, indecent, or otherwise objectionable.

5. WARRANTY AND DISCLOSURE. FLYCAST PROVIDES THE SOFTWARE AND ANY SERVICES THAT YOU RECEIVE "AS IS" AND WITHOUT WARRANTY OF ANY KIND, AND FLYCAST HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PERFORMANCE, ACCURACY, RELIABILITY, AND NON-INFRINGEMENT. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT.

6. LIMITATION OF LIABILITY. You assume the entire risk as to the quality and performance of the Software. Flycast assumes no liability for the cost of any service or repair if the Software is defective. Further, You assume the responsibility of, and any costs or liability associated with, making a connection (by any means) to the Internet, or other online service, or network and You understand that some features of the Software will not operate without such a connection. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, STRICT LIABILITY, OR OTHERWISE, SHALL FLYCAST OR ITS LICENSORS, SUPPLIERS OR RESELLERS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY DIRECT,
INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF GOODWILL, WORK STOPPAGE, ACCURACY OF RESULTS, COMPUTER FAILURE OR MALFUNCTION, DAMAGES RESULTING FROM DISABLING OF THE SOFTWARE, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES. IN NO EVENT WILL FLYCAST BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE LICENSE FEES PAID IN CONNECTION WITH THE SOFTWARE, EVEN IF FLYCAST SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

7. TERMINATION. This Agreement will become effective upon the effective date of the web Advertising Services Agreement between You and Flycast and will last until terminated under this Section. You may terminate this Agreement and the license granted herein at any time by destroying or removing from all hard drives, networks, and other storage media all copies of the Software, and paying all amounts due to Flycast under the web Advertising Services Agreement. Flycast may terminate this Agreement and the license granted herein immediately
if  You  breach  any  provision  of  this  Agreement.   This  Agreement  will
automatically terminate, without notice from Flycast upon the termination of the web Advertising Services Agreement between You and Flycast. Upon termination of the Agreement You agree to destroy or removed from such storage media all copies of the Software, Sections 2 and 4 through 11 shall survive termination of this Agreement.

8. EXPORT CONTROLS. You shall comply with all export laws and restrictions and regulations of the Department of Commerce, the United States Department of Treasure Office of Foreign Assets Control ("OFAC"), or other United States or foreign agency or authority, and agree not to export, or allow the export or re-export of the Software in violation of any such restrictions, laws or regulations (including, without limitation, export or re-export to destinations prohibited either in Country Groups Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations), or the OFAC regulations found at 31 C.F.R. 500 et seq.) By downloading or using the Software, You are agreeing to the foregoing and You are representing and warranting that You are not located in, under the control of, or a national or resident of any restricted country or on any such list.

9. U.S. GOVERNMENT RESTRICTED RIGHTS. Use, duplication or disclosure of the Software by the Government is subject to restrictions set forth in subparagraph
(c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFAR 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer
Software--Restricted Rights at FAR 52.227-19, as applicable, and all other Federal laws and regulations that protect Flycast's rights in privately developed computer software.

10. MISCELLANEOUS. This Agreement represents the complete agreement concerning this license between the parties and supersedes all prior agreements and representations between them. It may be amended only by a writing executed by both parties. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable. This Agreement shall be governed by and construed under California law, without reference to conflict of law provisions.

11. CONFIDENTIALITY. The Software and other technical, business, and financial information, including, without limitation, all pricing information, that You receive from Flycast is the confidential information of Flycast ("Confidential Information"). You agree not to disclose or use Confidential Information for any purpose except the purposes permitted in this Agreement. Confidential Information shall remain confidential until you can document that such Confidential Information is generally available to the public. You acknowledge that a breach of the obligations of this Section will cause irreparable harm to Flycast, and you hereby consent to Flycast being entitles to equitable relief (in addition to any other remedies) to enforce the terms of this section.



                                     BUYERS  SELLERS  MEMBERS  FLYCAST  CONTRACT

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